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                                                                     EXHIBIT 7.5




                            SHAREHOLDERS' AGREEMENT

                                     AMONG

                           ALLIS-CHALMERS CORPORATION
                           (A DELAWARE CORPORATION),

                                      AND

         THE SHAREHOLDERS AND WARRANTHOLDER WHO ARE SIGNATORIES HERETO

                                FEBRUARY 1, 2002


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                             SHAREHOLDERS' AGREEMENT

        THIS SHAREHOLDERS' AGREEMENT, dated as of February 1, 2002 (the "Agreement"), is by and among MUNAWAR H. HIDAYATALLAH, ENERGY SPECTRUM PARTNERS, LP, a Delaware limited partnership ("ESP") (collectively, the "Shareholders"), ALLIS-CHALMERS CORPORATION, a Delaware corporation (the "Company"), and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation (the "Warrantholder").

                              W I T N E S S E T H:

        WHEREAS, the Shareholders are the record and beneficial owner of the number of issued and outstanding shares of Common Stock, par value $0.15 per share, of the Company ("Common Stock") listed opposite each such shareholder's name on the signature page hereto;

        WHEREAS, the Company and Warrantholder have agreed to cancel that certain Warrant, dated February 6, 2001, to purchase 1,350,000 Shares of the common stock, par value $0.01 per share, of Mountain Compressed Air, Inc., a Texas corporation and wholly-owned subsidiary of the Company, held by Warrantholder (the "Cancellation");

        WHEREAS, the Warrantholder has agreed to arrange for or to lend an aggregate principal amount of $3,000,000 to the Company pursuant that certain Credit Agreement, dated as of even date herewith, between the Company and the Warrantholder (the "Loan Agreement");

        WHEREAS, in connection with the Cancellation and the transactions contemplated by the Loan Agreement, the Company has agreed to issue to Warrantholder, in accordance with that certain Warrant Purchase Agreement, dated as of even date herewith ("Warrant Purchase Agreement"), Warrants to purchase 1,500,000 shares of Common Stock (the "Warrants");

        WHEREAS, the Company and the Shareholders have agreed to enter into this Agreement to provide Warrantholder with certain rights related to its ownership of the Warrants; and

        WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Warrant Purchase Agreement or, in the event such term is not defined in the Warrant Purchase Agreement, in Article VII of the Warrants.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                TAG-ALONG RIGHTS

        SECTION 1.1. TAG-ALONG RIGHTS. This Section 1.1 shall apply to a Transfer (each a "Tag-Along Transfer" and, together, "Tag-Along Transfers") by either or both of the Shareholders of any number of shares of Common Stock or Other Securities owned of record or beneficially by either of such Shareholders (each a "Seller" and, together, the "Sellers"). No Shareholder shall engage in any Tag-Along Transfer without complying with the terms and conditions set forth in this Section 1.1; provided, that the requirements of this Section 1.1 shall


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not apply to any Transfer pursuant to, or consummated through, an effective registration statement filed pursuant to the Securities Act of 1933, as amended, with respect to such sale.

        (a) If any Shareholder (a "Tag-Along Initiator") desires to engage in a Tag-Along Transfer, it shall give not less than twenty (20) days' prior written notice of such intended Transfer to Warrantholder (for purposes of this Section 1.1, the "Tag-Along Offeree") and to the Company. Such notice (the "Tag-Along Notice") shall set forth the terms and conditions of such proposed Transfer, including the name of the proposed transferee (the "Transferee"), the number of shares of Common Stock or Other Securities proposed to be transferred by the Tag-Along Initiator, the purchase price per share proposed to be paid therefor and the payment terms and type of transfer to be effectuated. Within ten (10) days after delivery of the Tag-Along Notice by the Tag-Along Initiator (the "Tag-Along Acceptance Period") to the Tag-Along Offeree and to the Company, the Tag-Along Offeree shall, by written notice (the "Offeree Notice") to the Tag-Along Initiator and the Company, have the opportunity and right to sell to such Transferee in such proposed Transfer (upon the same terms and conditions as the Tag-Along Initiator) up to that number of shares of Common Stock or Other Securities owned by the Tag-Along Offeree as shall be determined under Section 1.1(c). The failure of the Tag-Along Offeree to deliver an Offeree Notice to the Tag-Along Initiator within the Tag-Along Acceptance Period shall be deemed to be an automatic refusal of the Tag-Along Offer.

        (b) At the closing of any proposed Transfer in respect of which a Tag-Along Notice has been delivered, the Tag-Along Initiator together with the Tag-Along Offeree, if it has elected to sell shares of Common Stock or Other Securities, shall deliver, free and clear of all liens, to the proposed Transferee certificates evidencing the shares of Common Stock or Other Securities to be sold thereto duly endorsed with transfer powers and shall receive in exchange therefor the consideration to be paid or delivered by the proposed Transferee in respect of such shares of Common Stock or Other Securities as described in the Tag-Along Notice. In connection with the closing, the Tag-Along Offeree shall execute such investor representation and other related documents as the Transferee may reasonably request.

        (c) The maximum number of shares of Common Stock or Other Securities that the Tag-Along Offeree may cause the Transferee to purchase pursuant to this
Section 1.1 shall equal the following:

               (i) if Common Stock is being transferred in the Tag-Along Transfer, the number of shares of Common Stock set forth in the Tag-Along Notice multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by the Tag-Along Offeree immediately prior to the date of the consummation of the Tag-Along Transfer (the "Sale Date"), and the denominator of which is the sum of the number of shares of Common Stock owned by the Tag-Along Offeree plus the number of shares of Common Stock owned by the Seller(s); and

               (ii) if Other Securities are being transferred in the Tag-Along Transfer, the number of shares of Other Securities set forth in the Tag-Along Notice multiplied by a fraction, the numerator of which is the number of shares of Other Securities owned by the Tag-Along Offeree immediately prior to the Sale Date, and the denominator is the sum of the number of


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shares of Other Securities owned by the Tag-Along Offeree plus the number of shares of Other Securities owned by the Seller(s).

        For purposes of computing the number of shares of Common Stock or Other Securities owned by the Tag-Along Offeree, as of any date, the Tag-Along Offeree will be deemed to own the sum of the following (without duplication): the number of shares of Common Stock or Other Securities beneficially owned on such date plus the number of shares of Common Stock or Other Securities the Tag-Along Offeree would be entitled to receive upon exercise of any Warrants owned on such date.

        (d) The purchase price (the "Purchase Price") for shares of Common Stock or Other Securities transferred under this Section 1.1 shall equal the average price per share specified in the Tag-Along Notice, and shall include the amount of cash, the market value of marketable securities, the amount and type of any Other Securities and consideration for non-competition covenants and payments pursuant to employment or consulting agreements where the value of the services to be rendered as reasonably and fairly determined in good faith by the Board of Directors of the Company does not substantially equal the value of the consideration paid.

        SECTION 1.2. PURCHASE OF WARRANT. In lieu of causing the Transferee to purchase Common Stock or Other Securities, the Warrantholder may cause the Transferee to purchase Warrants convertible into all or a portion of the number of shares of Common Stock or Other Securities that the Transferee is obligated to purchase under Section 1.1. In order to cause the Transferee to purchase Warrants hereunder, the Warrantholder shall specify in the Offeree Notice, in addition to the other information required in such Offeree Notice, that it is electing to transfer Warrants to the Transferee, and the number of shares of Common Stock or Other Securities represented by such Warrants. At the Sale Date, the Warrantholder will deliver the Warrant to the Transferee duly endorsed for transfer without any lien, claim, encumbrance, pledge or security interest and the Transferee will pay the Purchase Price for the Common Stock or Other Securities represented by such Warrant, reduced by the exercise price of such Warrant.

        SECTION 1.3. ONGOING RIGHTS. The exercise or non-exercise of the Warrantholder's right in one or more sales of shares of Common Stock or Other Securities by a Seller shall not adversely affect the ability of the Warrantholder to exercise any of its rights, powers or privileges under this Agreement in the future.

                                   ARTICLE II.
                              PROHIBITED TRANSFERS

        SECTION 2.1. TREATMENT OF PROHIBITED TRANSFERS. In the event any Shareholder should sell any Common Stock or Other Securities in contravention of this Agreement (a "Prohibited Transfer"), the Warrantholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the right to receive the Purchase Price in the same manner as the Warrantholder otherwise would have been entitled under this Agreement. For purposes of this
Section 2.1, the Seller(s) shall pay to the Warrantholder such Purchase Price within thirty (30) days after the later of (i) the date on which the Warrantholder received notice from the Seller(s) of the Prohibited Transfer and
(ii) the date the Warrantholder otherwise became aware of the Prohibited Transfer. Notwithstanding the foregoing, any transfer of shares,


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or purported or attempted transfer to be effected, not in accordance with the terms and conditions of this Agreement, shall be voidable by the Company at the option of the Warrantholder; provided, however, any such transfer or purported or attempted transfer or any such voidance by the Company shall not affect the obligation of the Transferee to pay the Purchase Price to the Warrantholder in accordance with Article I. In the event the Company receives notice from the Seller(s) of a Prohibited Transfer or otherwise becomes aware of a Prohibited Transfer, the Company shall promptly notify the Warrantholder. The Company agrees it will not effect any such transfer nor will it treat any alleged transferee as the registered owner of such shares of Common Stock or Other Securities without affording to the Warrantholder notice and opportunity to exercise its rights pursuant to Article I or Article II.

                                  ARTICLE III.
                                   (RESERVED)

                                   ARTICLE IV.
                              LEGENDED CERTIFICATES

        A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of the Common Stock or Other Securities now or hereafter owned by any Shareholder (and all certificates issued in exchange therefore or substitution thereof) shall be endorsed with the following legend:

               THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT, DATED AS OF FEBRUARY 1, 2002, AMONG THE STOCKHOLDERS AND WARRANTHOLDERS NAMED ON THE SIGNATURE PAGES THERETO, AND THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY. THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

                                   ARTICLE V.
                              TERMINATION OF RIGHTS

        The term of this Agreement shall continue until such time as (a) the Warrantholder shall no longer be the registered holder of any Warrants issued pursuant to the Warrant Purchase Agreement, (b) the Warrantholder shall no longer be the registered owner of any Common Stock or Other Securities issued upon exercise of the Warrants, or (c) all shares of Common Stock or Other Securities held by the Warrantholder may immediately be sold under Rule 144 of the Securities Act of 1933, as amended.

                                   ARTICLE VI.
                                  MISCELLANEOUS

        SECTION 6.1. SPECIFIC PERFORMANCE. The parties acknowledge and agree that any breach of the agreements and covenants contained in this Agreement would cause irreparable injury to the Warrantholder, the Shareholders or the Company for which the Warrantholder, the


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Shareholders or the Company would have no adequate remedy at law. In addition to any other remedy that the Warrantholder, the Shareholders or the Company may be entitled to, the parties agree that temporary and permanent injunctive relief and other equitable relief and specific performance may be granted without proof of actual damages or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement.

        SECTION 6.2. PAYMENT OF COSTS AND EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Company will pay all costs and expenses in connection with the negotiation, preparation and performance of, and compliance with the terms of this Agreement.

        SECTION 6.3. FURTHER ASSURANCES. Each party agrees to use its best efforts to take, or cause to be taken, and to do, or cause to be done, all things that may be necessary or appropriate to consummate and make effective the transactions contemplated by this Agreement.

        SECTION 6.4. AMENDMENT. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

        SECTION 6.5. WAIVERS. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay or omission on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver or omission on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        SECTION 6.6. ENTIRE AGREEMENT. This Agreement and the documents expressly referred to or incorporated herein constitute the entire agreement among the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

        SECTION 6.7. SEVERABILITY. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder of this Agreement will have the same force and effect as if such part or parts had never been included herein. Any such finding or invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.


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        SECTION 6.8. NOTICES. Unless otherwise expressly provided herein, all notices, requests, demands, consents, waivers, instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, certified mail, return receipt requested, first-class postage paid, addressed as follows:

        IF TO MUNAWAR H. HIDAYATALLAH, TO:

        7660 Woodway, Suite 200
        Houston, Texas  77063

        IF TO ENERGY SPECTRUM PARTNERS, LP, TO:

        5956 Sherry Lane, Suite 900
        Dallas, Texas 75225
        Attn:  Thomas O. Whitener, Jr.

        WITH A COPY (WHICH SHALL NOT CONSTITUTE EFFECTIVE NOTICE UNDER THIS
        SECTION 5.8) TO:

        Jackson Walker L.L.P.
        901 Main Street, Suite 6000
        Dallas, Texas 75202-3797
        Attn:  Frank P. McEachern, Esq.

        IF TO THE COMPANY, TO:

        7660 Woodway, Suite 200
        Houston, Texas  77063
        Attn:  Munawar H. Hidayatallah, Chairman and CEO

        WITH A COPY (WHICH SHALL NOT CONSTITUTE EFFECTIVE NOTICE UNDER THIS
        SECTION 5.8) TO:

        Wilson, Cribbs, Goren & Flaum
        2200 Lyric Centre
        440 Louisiana
        Houston, Texas  77002
        Attention:  Theodore F. Pound III

        IF TO THE WARRANTHOLDER, TO:

        1000 Louisiana, Suite 600
        Houston, Texas  77002
        Attn:  Gary Milavec, Senior Vice President


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        WITH A COPY (WHICH SHALL NOT CONSTITUTE EFFECTIVE NOTICE UNDER THIS
        SECTION 5.8) TO:

        Haynes and Boone, LLP
        1000 Louisiana, Suite 4300
        Houston, Texas  77002
        Attention:  Buddy Clark, Esq.

or to such other address or to such other individuals as any party shall have last designated by notice to the other party. All notices and other communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given when delivered or sent to the intended recipient thereof in accordance with the provisions of Section 5.8.

        SECTION 6.9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

        SECTION 6.10. SUCCESSORS AND ASSIGNS. Unless otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns. Unless otherwise expressly provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of all other parties.

        SECTION 6.11. HEADINGS. The Article and Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

        SECTION 6.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

  [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK. SIGNATURE PAGES TO FOLLOW.]


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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

                                      ALLIS -- CHALMERS CORPORATION


                                By:   /s/ Munawar H. Hidayatallah
                                      ------------------------------------------
                                      Munawar H. Hidayatallah, Chairman
                                      and Chief Executive Officer

NUMBER OF SECURITIES OWNED:



                                      /s/ Munawar H. Hidayatallah
                                      ------------------------------------------
_______ shares of Common Stock        MUNAWAR H. HIDAYATALLAH


_______ shares of Common Stock        ENERGY SPECTRUM PARTNERS, LP

                                      By:  Energy Spectrum Capital, LP
                                              its General Partner

                                           By:  Energy Spectrum, LLC
                                                its General Partner


                                                By: /s/ Thomas O. Whitener, Jr.
                                                    Thomas O. Whitener, Jr.
                                                    Chief Operating Officer

Warrants to purchase 1,500,000        WELLS FARGO ENERGY CAPITAL, INC.
shares of Common Stock


                                By:   /s/ Gary Milavec
                                      ------------------------------------------
                                      Gary Milavec, Senior Vice President



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